Exhibit 16


                            LAZAR LEVINE & FELIX LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                           350 FIFTH AVENUE, 68 FLOOR
                             NEW YORK, NY 10118-0170



July 10, 2007

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on July 10, 2007, to be filed by our former client, Enthrust Financial Services, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.



Very truly yours,

/s/ Lazar Levine & Felix LLP
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Lazar Levine & Felix LLP